SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 22, 2002

Sterion Incorporated
(Exact name of Registrant as specified in its charter)

Minnesota	0-18785	41-1391803
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13828 Lincoln Street NE

Ham Lake, Minnesota	55304
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (763) 755-9516

Items 1, 2, 3, 4, 6, 8 and 9 are not applicable and therefore omitted.

ITEM 5.  OTHER EVENTS.

On October 4, 2001, Sterion Incorporated (formerly known as Oxboro Medical, Inc.) (the “Company”) entered into an asset purchase agreement with Surgidyne, Inc. to purchas certain Surgidyne assets relating to surgical drainage and fluid containment systems.

On January 22, 2002, the Company closed the transactions contemplated by the asset purchase agreement. On January 24, 2002, the Company issued the press release attached hereto as Exhibit 99.0 regarding the closing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

99.0	Press Release dated January 24, 2002

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STERION INCORPORATED

By:  /s/ Ramon L. Burton

Ramon L. Burton

Chief Financial Officer

Dated:   January 28, 2002